UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

CHYRONHEGO CORPORATION

(Exact name of registrant as specified in its charter)

New York	01-09014	11-2117385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hub Drive

Melville, New York 11747

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2015, ChyronHego Corporation (“ChyronHego” or the “Company”) issued a press release announcing the appointment of Rickard Öhrn as the Chief Operations Officer of the Company and its subsidiaries, effective as of January 1, 2015 (the “Commencement Date”). A copy of the press release announcing Mr. Öhrn’s appointment is attached hereto as Exhibit 99.1.

Mr. Öhrn, age 46, has over 15 years of experience in the technology industry. Prior to joining ChyronHego, from August 2011 to December 2014, Mr. Öhrn served as Chief Executive Officer for Research and Analysis of Media, a Swedish company and media industry leader in research and marketing, where he was responsible for creating and implementing a business plan, reorganization and restructuring of the company and renegotiating partnership agreements. From July 2007 to July 2011, Mr. Öhrn served as Chief Operations Officer for Svenska Tracab AB, a Swedish company focused on creating real-time digital sports data, where he was responsible for personnel management, international sales and oversight of business operations. Since March 2006, Mr. Öhrn has been a board member of PressData Intressenter AB, a Swedish company providing outsourcing services for the magazine and paper markets. Hego AB acquired a majority interest in Svenska Tracab AB in July 2011.

On July 1, 2014, the Company entered into an employment contract (the “Agreement”) with Mr. Öhrn, pursuant to which he will receive an initial annual base salary of SEK 1,200,000 per year and is eligible to receive an annual bonus at a target amount of 50% of his base salary. Mr. Öhrn is also eligible to participate in the Company’s equity compensation plan. Under the terms of the Agreement, Mr. Öhrn has agreed not to compete with the Company in connection with the international sports and media industries and the technology and services related thereto for a period of 12 months after the termination of his employment.

There are no family relationships between Mr. √hrn and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Öhrn.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Contract, dated as of July 1, 2014, between ChyronHego AB and Richard Öhrn.
99.1	Press Release, dated January 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

Date: January 6, 2015	By:	/s/ Dawn Johnston
	Name:	Dawn Johnston
	Title:	Interim Chief Financial Officer